Exhibit 99.1

June 18, 2013

NOTICE PURSUANT TO

SECTION 1(b)(ii)(2)
OF THE
SECURITIES PURCHASE AGREEMENT

DATED MARCH 28, 2013

To the Buyers of

listed on the Schedule of Buyers
attached to the
Securities Purchase Agreement

Dear Securityholder:

This notice is delivered pursuant to Section 1(b)(ii)(2) of the Securities Purchase Agreement, dated as of March 28, 2013, by and among Pacific Ethanol, Inc., a Delaware corporation (the “Company”), and each of the investors listed on the Schedule of Buyers attached thereto (the “Agreement”). Capitalized terms not otherwise defined herein have the meanings attributed to them in the Agreement.

The Company hereby certifies to each of the Buyers that (I) the Stockholder Approval Date occurred on June 18, 2013, (II) no Equity Conditions Failure (as defined in the Series A Notes) exists as of June 18, 2013 and (III) both the Series B Closing Volume Condition and the Series B Closing Price Condition have been satisfied as of June 18, 2013.

The Series B Note Amount to be purchased by each Buyer is set forth on Exhibit A hereto. A draft of the Series B Supplemental Indenture is attached as Exhibit B hereto.

Should you have any questions in regard to this matter, you may contact the undersigned at (916) 403-2710. Thank you.

Sincerely,

/s/ Bryon T. McGregor

Bryon T. McGregor
Chief Financial Officer

Exhibit A

Series B Note Amount

Buyer	Original Principal Amount of Series B Notes
Capital Ventures International	$5,000,000.00
Hudson Bay Master Fund Ltd.	$1,800,000.00
Kingsbrook Opportunities Master Fund LP	$571,000.00
Iroquois Master Fund Ltd.	$343,000.00
Cranshire Capital Master Fund, Ltd.	$286,000.00

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